QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS
OF
GART SPORTS COMPANY
(hereinafter called the "Corporation")

ARTICLE I

OFFICES AND AGENT

        1.    Principal Office.    The principal office of the Corporation may be located within or without the State of Delaware, as designated by the Board of Directors. The Corporation may have other offices and places of business at such places within or without the State of Delaware as shall be determined by the directors.

        2.    Registered Office and Agent.    The Corporation shall have and maintain at all times (a) a registered office in the State of Delaware, which office shall be located at 1209 Orange St., Wilmington, Delaware 19801, and (b) a registered agent located at such address whose name is The Corporation Trust Company, until changed from time to time as provided by the General Corporation Law of the State of Delaware.

ARTICLE II

MEETINGS OF STOCKHOLDERS

        1.    Place of Meetings.    All meetings of stockholders of the Corporation shall be held within or without the State of Delaware as may be designated by the Board of Directors, the Chairman of the Board, if there be one, or the President, or, if not designated, at the registered office of the Corporation.

        2.    Annual Meetings.    The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time as determined by resolution of the Board of Directors. If, at the place of the meeting, this date shall fall upon a legal holiday, then such meeting shall be held on the next succeeding business day at the same hour. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Bylaws to the annual meeting of stockholders shall be deemed to refer to such special meeting.

        3.    Special Meetings.    Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, if there be one, the President, or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, and shall be called by the Secretary or any Assistant Secretary, if there be one, at the request in writing of a majority of the entire Board of Directors or by holders of outstanding stock of the Corporation having at least a majority of the voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of directors. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of such written request, the President shall fix a date and time for such meeting which such date shall be not later than 75 days after the receipt of such written request.

        4.    Notice of Meeting.    Except as otherwise provided in these Bylaws or the General Corporation Law of the State of Delaware, notice of any meeting of stockholders stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose for which the meeting is called, shall be delivered either personally, by mail or otherwise as permitted by law to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be delivered as to any stockholder of record when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        5.    Waiver of Notice.    Any stockholder, either before or after any stockholders' meeting, may waive, in writing or by electronic transmission, notice of the meeting, and his waiver shall be deemed the equivalent or giving notice. Attendance at a meeting by a stockholder shall constitute a waiver of notice, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        6.    Fixing of Record Date.

          (a)   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) subject to the provisions of Subsection (b) hereof, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          (b)   The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written request addressed to the Secretary and delivered to the Corporation, request that a record date be fixed for such purpose. The Board of Directors may fix a record date for such purpose which shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Board of Directors fails within 10 days after the Corporation receives such request to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner required by law unless prior action by the Board of Directors is required under the General Corporation Law of the State of Delaware, in which event the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

        7.    Notice of Business.    At any meeting of the stockholders of the Corporation, only such proper business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 7, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 7. For business to be brought before a meeting of stockholders by a stockholder, the stockholder shall give timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and in the event that such business includes a proposal to amend any document, including these Bylaws, the language of the proposed amendment, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of the stockholders except in accordance with the procedures set forth in this Section 7. The chairman of the meeting of the stockholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to matters set forth in this Section 7.

        8.    Quorum.    Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

        9.    Voting.    Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority in voting power of the stock represented at the meeting and entitled to vote thereat. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

        Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

        If shares having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, his act binds all; (ii) if more than one vote, the act of a majority so voting binds all; and (iii) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately, or any person voting the shares or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection shall be a majority or even-split in interest.

        10.    Proxies.    A stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

        11.    List of Stockholders Entitled to Vote.    The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, as required by applicable law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

        12.    Stock Ledger.    The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section II of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

        13.    Conduct of Meetings.    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

DIRECTORS

        1.    Duties and Powers.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

        2.    Number of Directors.    Except as otherwise fixed pursuant to the provisions of Article IV of the Certificate of Incorporation of the Corporation relating to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by resolutions adopted by the Board of Directors; provided, however, that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        3.    Elections of Directors.    Except as provided in Section 4 of this Article and subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances pursuant to the provisions of Article IV of the Certificate of Incorporation of the Corporation, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office until his successor is duly elected and qualified, or until his earlier resignation or removal. Directors need not be stockholders. Only persons who are nominated in accordance with the following procedures shall be eligible for election by the stockholders as directors of the Corporation. Nominations of persons for election as directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors, (b) by any nominating committee or persons appointed by the Board of Directors or (c) by any stockholders of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3. Such nominations, other than those made by or at the direction of the Board of Directors or a committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than thirty (30) days nor more than seventy-five (75) days prior to the meeting, provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary of the Corporation shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as now or hereafter amended; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting of the stockholders shall, if the facts warrant, determine and declare to the meeting that nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

        4.    Newly Created Directorships and Vacancies.    Except as otherwise fixed pursuant to the provisions of Article IV of the Certificate of Incorporation of the Corporation relating to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances and except as otherwise provided in Section 10 of this Article III, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual election of directors and until such director's successor shall have been elected and qualified, or until such director's earlier death, resignation or removal.

        5.    Resignation.    Any director may resign by delivering his resignation to the Corporation at its principal office addressed to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

        6.    Removal.    Any director, other than those who may be elected by the holders of any class or series of Preferred Stock, or the entire Board of Directors, may be removed from office by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.

        7.    Interested Directors.    No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors of officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

        8.    Committees.    The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all such papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but, unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

        9.    Compensation.    The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        10.    Special Interim Board Committees.    Effective as of the Effective Time, and continuing until the election of directors at the annual meeting of stockholders of the Corporation held in 2004, there shall be two special interim committees of the Board of Directors, comprised of four directors each as designated by the Board of Directors in accordance with this Section 10 and having the powers hereinafter provided. The first such committee (the "Gart Director Committee") shall be comprised of persons who, immediately prior to the Effective Time, were members of the Board of Directors, and the Gart Director Committee shall have all the power and authority of the Board of Directors in respect of filling any vacancy on the Board of Directors resulting from the death, resignation, disqualification, removal or other cause of a director who, immediately prior to the Effective Time, was a member of the Board of Directors or, subsequent to the Effective Time, was designated to fill a vacancy by the Gart Director Committee pursuant to this Section 10. The second such committee (the "TSA Director Committee") shall be comprised of persons who, immediately prior to the Effective Time, were members of the board of directors of The Sports Authority, Inc., a Delaware corporation ("TSA"), and the TSA Director Committee shall have all the power and authority of the Board of Directors in respect of filling any vacancy on the Board of Directors resulting from the death, resignation, disqualification, removal or other cause of a director who, immediately prior to the

Effective Time, was a member of the board of directors of TSA or, subsequent to the Effective Time, was designated to fill a vacancy by the TSA Director Committee pursuant to this Section 10. As used in this Section 10, "Effective Time" shall mean the effective time of the merger of Gold Acquisition Corp., a Delaware corporation ("Merger Sub"), with and into TSA in accordance with the Agreement and Plan of Merger, dated as of February 19, 2003, by and among the Corporation, TSA and Merger Sub.

ARTICLE IV

MEETINGS OF THE BOARD

        1.    Place of Meetings.    The regular or special meetings of the Board of Directors or any committee designated by the Board shall be held at the principal office of the Corporation or at any other place within or without the State of Delaware that a majority of the Board of Directors or any such committee, as the case may be, may designate from time to time by resolution.

        2.    Regular Meetings.    The Board of Directors or any committee designated by the Board may provide, by resolution, for the holding of regular meetings within or without the State of Delaware without notice of the time and place of such meeting other than such resolution; provided that any director who is absent when such resolution is made shall be given notice of said resolution.

        3.    Special Meetings.    Special meetings of the Board of Directors or any committee designated by the Board may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, if there be one, by the President or by a majority of the members of the Board of Directors or any such committee, as the case may be.

        4.    Notice of Special Meetings.    Except as otherwise provided by these Bylaws or the laws of the State of Delaware, notice of each special meeting of the Board of Directors or any committee thereof setting forth the time and place of the meeting shall be given to each director by the Secretary or by the officer or director calling the meeting not less than twenty-four hours prior to the time fixed for the meeting or, in the case of notice by mail, not less than forty-eight hours before the date of the meeting. Notice of special meetings may be either given personally, personally by telephone, by e-mail or other electronic transmissions or by sending a copy of the notice through the United States mail or by telecopy to the address of each director appearing on the books of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. If notice be given by telecopy, such notice shall be deemed to be delivered when the receipt of the telecopy is electronically confirmed. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        5.    Waiver of Notice.    A director may waive, in writing, or by electronic transmission, notice of any special meeting of the Board of Directors or any committee thereof, either before, at, or after the meeting; and his waiver shall be deemed the equivalent of giving notice. By attending or participating in a regular or special meeting, a director waives any required notice of such meeting unless the director, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting.

        6.    Quorum and Action at Meeting.    At meetings of the Board of Directors or any committee designated by the Board, a majority of the total authorized number of directors, or a majority of the total number of members of any such committee, as the case may be, shall constitute a quorum for the transaction of business. If a quorum is present, the act of the majority of directors in attendance shall be the act of the Board of Directors or any committee thereof, as the case may be, unless the act of a greater number is required by these Bylaws, the Certificate of Incorporation or the General

Corporation Law of the State of Delaware. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn that meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        7.    Actions of Board.    Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings (or electronic transmission or transmissions) are filed with the minutes of proceedings of the Board of Directors or committee.

        8.    Meetings by Means of Conference Telephone.    Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

ARTICLE V

OFFICERS AND AGENTS

        1.    Enumeration, Election and Term.    The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as may be deemed necessary or desirable by the Board of Directors, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries and a Chairman of the Board (who must be a director) and a Vice-Chairman of the Board. Any number of offices may be held by the same person, unless otherwise prohibited by law, and no officer need be a stockholder, director, except in the case of the Chairman of the Board of Directors, or a resident of the State of Delaware. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board held after each annual meeting of the stockholders, except for such officers who shall be appointed by the Chief Executive Officer pursuant to authority delegated to such officer by the Board of Directors.

        2.    General Duties.    All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and shall perform such duties in the management of the Corporation as may be provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws. In all cases where the duties of any officer, agent or employee are not prescribed by the Bylaws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the President.

        3.    Voting Securities Owned by the Corporation.    Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

        4.    Vacancies.    The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave any vacancy unfilled for such period as it may determine other than a vacancy in the office of President or Secretary. The officer so selected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

        5.    Compensation.    The Board of Directors from time to time shall fix the compensation of the officers of the Corporation. The compensation of other agents and employees of the Corporation may be fixed by the Board of Directors, or by any committee designated by the Board or by an officer to whom that function has been delegated by the Board.

        6.    Resignation and Removal.    Any officer may resign by delivering his resignation to the Corporation at its principal office addressed to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer or agent of the Corporation may be removed, with or without cause, by a vote of the majority of the members of the Board of Directors whenever in its judgment the best interests of the Corporation may be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or an agent shall not of itself create contract rights.

        7.    Chairman of the Board.    The Chairman of the Board, if there be one, shall preside as chairman at meetings of the stockholders and the Board of Directors. He shall, in addition, have such other duties as the Board may prescribe that he perform. At the request of the Chief Executive Officer, the Chairman of the Board may, in the case of the Chief Executive Officer's absence or inability to act, temporarily act in his place. In the case of death of the Chief Executive Officer or in the case of his absence or inability to act without having designated the Chairman of the Board to act temporarily in his place, the Chairman of the Board shall perform the duties of the Chief Executive Officer, unless the Board of Directors, by resolution, provides otherwise. If the Chairman of the Board shall be unable to act in place of the Chief Executive Officer, the President may exercise such powers and perform such duties as provided in Section 9 below.

        8.    Chief Executive Officer.    The Chief Executive Officer shall be the Corporation's Chief Executive Officer and have general supervision of the business of the Corporation. At each annual meeting of the stockholders, the Chief Executive Officer shall give a report of the business of the Corporation for the preceding fiscal year and shall perform whatever other duties the Board of Directors may from time to time prescribe. To the extent so authorized by the Board of Directors, the Chief Executive Officer shall have the power and authority to appoint subordinate officers (other than the President, Secretary and Treasurer) with such powers and duties as shall be determined by the Chief Executive Officer and to remove any such subordinate officer so appointed.

        9.    President.    In the absence or inability to act of the Chairman of the Board, and in the event the position of Chief Executive Officer shall not be occupied or the Chief Executive Officer shall be absent or otherwise unable to act, the President shall preside at meetings of the stockholders and directors and shall discharge the duties of the presiding officer. The President shall perform whatever other duties the Board of Directors may from time to time prescribe.

        10.    Vice Presidents.    Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him. At the request of the President, in the case of the President's absence or inability to act, any Vice President may temporarily act in his place. In the case of the death of the President, or in the case of his absence or inability to act without having designated a Vice President or Vice Presidents to act temporarily in his place, the Board of Directors, by resolution, may designate a Vice President or Vice Presidents to perform the duties of the President. If no such designation shall be made, all of the Vice Presidents may exercise such powers and perform such duties.

        11.    Secretary.    The Secretary shall keep or cause to be kept in books provided for that purpose, the minutes of the meetings of the stockholders, executive committee, if any, and any other committees, and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized and in accordance with the provisions of these Bylaws; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the President. In the absence of the Secretary or his inability to act, the Assistant Secretaries, if any, shall act with the same powers and shall be subject to the same restrictions as are applicable to the Secretary.

        12.    Treasurer.    The Treasurer shall have custody of corporate funds and securities. He shall keep full and accurate accounts of receipts and disbursements and shall deposit all corporate monies and other valuable effects in the name and to the credit of the Corporation in the depository or depositories of the Corporation, and shall render an account of his transactions as Treasurer and of the financial condition of the Corporation to the President or the Board of Directors upon request. Such power given to the Treasurer to deposit and disburse funds shall not, however, preclude any other officer or employee of the Corporation from also depositing and disbursing funds when authorized to do so by the Board of Directors. The Treasurer shall, if required by the Board of Directors, give the Corporation a bond in such amount and with such surety or sureties as may be ordered by the Board of Directors for the faithful performance of the duties of his office. The Treasurer shall have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the President. In the absence of the Treasurer or his inability to act, the Assistant Treasurers, if any, shall act with the same authority and shall be subject to the same restrictions as are applicable to the Treasurer.

        13.    Delegation of Duties.    Whenever an officer is absent, or whenever, for any reason, the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

ARTICLE VI

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

        The Corporation shall indemnify any and all of its directors and officers to the fullest extent provided by the laws of the State of Delaware. Without limiting the generality of the foregoing, the Corporation shall indemnify any and all of its directors and officers in accordance with the following provisions.

        1.    Indemnification: Third Party Actions.    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        2.    Indemnification: Derivative Actions.    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit ff he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        3.    Mandatory Indemnification.    To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of authorization in the specific case.

        4.    Authorization for Indemnification.    Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by the Board of Directors by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        5.    Advance Payment of Expenses.    Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall, to the fullest extent not prohibited by applicable law, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses (including attorneys' fees) incurred by employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        6.    Non-exclusivity.    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement vote of stockholders or disinterested directors, statute or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        7.    Insurance.    The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

        8.    Definitions.    For purposes of this Article VI, the following terms shall have the following meanings:

          (a)   references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued;

          (b)   references to "other enterprises" shall include employee benefit plans;

          (c)   references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan;

          (d)   references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to any employee benefit plan, its participants or beneficiaries;

          (e)   a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI; and

          (f)    all references to the masculine gender include the feminine.

ARTICLE VII

CAPITAL STOCK

        1.    Certificates of Stock.    The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may, by resolution, provide that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        2.    Issuance of Stock.    Subject to applicable law and the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by resolution of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine. Consideration for such shares of capital stock shall be expressed in dollars, and shall not be less than the par value or stated value therefor, as the case may be. The par value for shares, if any, shall be stated in the Certificate of Incorporation, and the stated value for shares, if any, shall be fixed from time to time by the Board of Directors.

        3.    Lost Certificates.    The Board of Directors may direct a new certificate to be issued in place of any previously issued certificate alleged to have been destroyed or lost if the owner makes an affidavit or affirmation of that fact and produces such evidence of loss or destruction as the Board may require. The Board, in its discretion, may as a condition precedent to the issuance of a new certificate require the owner to give the Corporation a bond as indemnity against any claim that may be made against the Corporation relating to the allegedly destroyed or lost certificate.

        4.    Transfer of Shares.    Subject to applicable law, and subject to any applicable restrictions on transfer thereof, shares of stock of the Corporation may be transferred on its books upon the surrender to the Corporation or its transfer agent of the certificates representing such shares, if any, duly endorsed or accompanied by a written assignment or power of attorney duly executed and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require. In that event, the surrendered certificates shall be cancelled, new certificates issued to the persons entitled to them, if any, and the transaction recorded on the books of the Corporation.

        5.    Registered Stockholders.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of the other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

        6.    Stock Ledger.    An appropriate stock journal and ledger shall be kept by the Secretary or such registrars or transfer agents as the directors by resolution may appoint in which all transactions in the shares of stock of the Corporation shall be recorded.

        7.    Restriction on Transfer of Shares.    Notice of any restriction on the transfer of the stock of the Corporation shall be placed on each certificate of stock issued or in the case of uncertificated shares contained in the notice sent to the registered owner of such shares in accordance with the provisions of the General Corporation Law of the State of Delaware.

ARTICLE VIII

DISBURSEMENTS

        All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE IX

FISCAL YEAR

        The fiscal year of the Corporation shall be determined by the Board of Directors and set forth in the minutes of the directors. Said fiscal year may be changed from time to time by the Board of Directors in its discretion.

ARTICLE X

DIVIDENDS

        Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think in the best interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XI

AMENDMENTS

        Subject to repeal or change by action of the stockholders, the Board of Directors may amend, supplement or repeal these Bylaws or adopt new Bylaws, and all such changes shall affect and be binding upon the holders of all shares heretofore as well as hereafter authorized, subscribed for or offered. Notwithstanding the foregoing and anything contained in the Certificate of Incorporation to the contrary, Section 7 of Article II and Section 3 of Article III of the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of Voting Stock, voting together as a single class.

ARTICLE XII

MISCELLANEOUS

        1.    Gender.    Whenever required by the context, the singular shall include the plural, the plural the singular, and one gender shall include all genders.

        2.    Invalid Provision.    The invalidity or unenforceability of any particular provision of these Bylaws shall not affect the other provisions herein, and these Bylaws shall be construed in all respects as if such invalid or unenforceable provision was omitted.

        3.    Governing Law.    These Bylaws shall be governed by and construed in accordance with the laws of the State of Delaware.

QuickLinks

  EXHIBIT 3.2